EXHIBIT 10(1)
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                             THIRD AMENDMENT TO THE

                       CITY SAVINGS FINANCIAL CORPORATION

                        EMPLOYEE STOCK OWNERSHIP PLAN AND

                                 TRUST AGREEMENT

                           (EFFECTIVE JANUARY 1, 2001)

     Pursuant to rights reserved under Section 9.1 of the City Savings Financial Corporation Employee Stock Ownership Plan and Trust Agreement (the "Plan"), City Savings Bank (the "Bank") hereby amends the Plan, effective January 1, 2004, as follows:


     1. Section 1.5 of the Plan is amended and restated to provide, in its entirety, as follows:

          Section 1.5. "Bank" shall mean City Savings Bank and any successor thereto.



     2. Section 6.3 of the Plan is amended and restated to provide, in its entirety, as follows:

          Section 6.3. Vesting. Any Participant whose employment with the Companies is terminated as set forth in Section 6.2 shall be entitled to a percentage (as determined below) of the entire balance credited to his Company Contributions Account as of the Valuation Date coincidental with or immediately following the date of termination of his employment. The percentage of his Company Contributions Account to which a terminated Participant is entitled shall be determined on the basis of his Period of Service on such date of termination of employment completed after December 31, 1999, as follows:

              Period of Service                Vested Percentage
              -----------------                -----------------

           Less than five (5) years                    0
            Five (5) years of more                    100%

Notwithstanding anything contained herein to the contrary, a Participant's Company Contribution Account shall also become fully vested upon a change in control (as defined below) of the Holding Company or the Bank but only if the Participant is employed by the Company immediately prior to the change in control. For purposes of this Section, the term "change in control" shall mean a change in control of the Holding Company or the Bank, within the meaning of 12 C.F.R. ss. 574.4(a) (other than a change resulting from a trustee or other fiduciary holding shares of Stock under an employee benefit plan of a Company. Any portion of the terminated Participant's Company Contributions Account which is not vested shall be treated as


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a forfeiture;  provided, however, that such forfeiture shall not be allocated to the other Plan Participants until the first (1st) to occur of the following:

     (a) that Participant's consecutive One Year Service Breaks are at least five (5);

     (b)  that Participant's death; or

     (c) the date on which the Participant receives or is deemed to receive his Company Contribution Account;

provided, further, that if that Participant is reemployed prior to his completion of five (5) consecutive One Year Service Breaks, the forfeited amount shall be reinstated as the beginning balance of that Participant's Company Contribution Account. A Participant whose vested percentage of his Company Contributions Account is zero (0) at the date of his termination of employment shall be deemed to have received a distribution upon his termination of employment.

     In the case of any Participant whose consecutive One Year Service Breaks is at least five (5) years, that Participant' s pre-break service shall count in vesting of his post-break Company Contributions Account balance only if either:

     (a) that Participant has any nonforfeitable interest in his Company Contributions Account balance at the time of his separation from service with the Companies; or

     (d) upon returning to service with a Company his consecutive One Year Service Breaks are less than five (5) or, if greater, less than his Period of Service completed prior to his first One Year Service Break.

     In the case of any Participant whose consecutive One Year Service Breaks are at least five (5) years, all service after such One Year Service Breaks shall be disregarded for the purpose of vesting the Company Contributions Account balance that accrued before such One Year Service Breaks.

     Separate sub-accounts shall be maintained for that Participant's pre-break and post-break Company Contributions Account. Both sub-accounts shall share in the earnings and losses of the Fund.

     Any Participant whose employment with the Companies is terminated because of his Total Disability shall be entitled to his entire Company Contributions Account balance and shall also be entitled to receive any Company contributions to which he is entitled pursuant to Section 4.2 for the Plan Year in which his employment is so terminated.


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     This Third Amendment has been executed this 12th day of January, 2005.



                                    CITY SAVINGS BANK



                                    By:  /s/ Thomas F. Swirski
                                         ---------------------------------------
                                         Thomas F. Swirski


                                    Its: President and C.E.O.
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